Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

May 30, 2012

Monro Muffler Brake, Inc.

200 Holleder Parkway

Rochester, New York 14615

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-118176 and
333-125964) and Form S-8 (File Nos. 333-34290, 333-57438, 333-57432, 333-57450, 333-133044, 333-133045, and 333-151196) of Monro Muffler Brake, Inc. of our report dated May 30, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopersLLP

PricewaterhouseCoopers LLP

Rochester, New York

May 30, 2012